SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2005

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW

Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Compensation Committee and the Board of Directors of Corautus Genetics Inc. (“Corautus”) approved new Employment Agreements for its current Senior Vice President - Chief Scientific Officer, Yawen L. Chiang, and its current Vice President- Finance and Administration and Chief Accounting Officer, Jack W. Callicutt. The Employment Agreements were executed on, and effective as of, October 1, 2005.

The term of the Employment Agreement with Dr. Chiang, attached hereto as Exhibit 99.1 (“Chiang Agreement”), is for a period of two years and is automatically extended for an additional one (1) year term unless either party to the agreement provides notice of non-renewal no less than sixty (60) days prior to the expiration of the initial term. Dr. Chiang will serve as the Senior Vice President - Chief Scientific Officer. Dr. Chiang’s annual base salary is $275,000. The Chiang Agreement provides that if such agreement is terminated by Corautus without cause, if Dr. Chiang terminates employment with good reason following a change of control, or if Dr. Chiang terminates employment and performs certain transition duties following such termination, then Dr. Chiang is entitled to, in addition to any accrued compensation and benefits, a severance payment equal to one year’s salary at her then current rate of base salary.

Concurrently with the execution of the Chiang Agreement, Dr. Chiang was granted nonqualified stock options to purchase 50,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan. The per share option exercise price is $4.45 and was determined based on the last market closing price prior to the date of grant, which was September 30, 2005. The options become exercisable in four equal installments over a period of two years.

The term of the Employment Agreement with Mr. Callicutt, attached hereto as Exhibit 99.2 (“Callicutt Agreement”), is for a period of two years and is automatically extended for an additional one (1) year term unless either party to the agreement provides notice of non-renewal no less than sixty (60) days prior to the expiration of the initial term. Mr. Callicutt will serve as the Vice-President- Finance and Administration, Chief Accounting Officer, and Assistant Secretary. Mr. Callicutt’s annual base salary is $187,000. The Callicutt Agreement provides that if such agreement is terminated by Corautus without cause or terminated by Mr. Callicutt for good reason following a change of control, then Mr. Callicutt is entitled to, in addition to any accrued compensation and benefits, a severance payment equal to one year’s salary at his then current rate of base salary.

Concurrently with the execution of the Callicutt Agreement, Mr. Callicutt was granted nonqualified stock options to purchase 40,000 shares of Corautus’ common stock under the Corautus Genetics Inc. 2002 Stock Plan. The per share option exercise price is $4.45 and was determined based on the last market closing price prior to the date of grant, which was September 30, 2005. The options become exercisable in four equal installments over a period of two years.

Item 9.01. Financial Statement and Exhibits

The following exhibits are filed with this report.

Exhibit No.		Description
99.1	–	Employment Agreement between Corautus Genetics Inc. and Yawen L. Chiang, effective as of October 1, 2005.

99.2	–	Employment Agreement between Corautus Genetics Inc. and Jack W. Callicutt, effective as of October 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: October 5, 2005	/s/ Jack W. Callicutt
Jack W. Callicutt Vice President - Finance and Administration, Chief Accounting Officer, and Assistant Secretary

Exhibit Index

Exhibit No.		Description
99.1	–	Employment Agreement between Corautus Genetics Inc. and Yawen L. Chiang, effective as of October 1, 2005.

99.2	–	Employment Agreement between Corautus Genetics Inc. and Jack W. Callicutt, effective as of October 1, 2005.